EXHIBIT 99.3
                                                                    ------------


                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

The Unaudited Pro Forma Financial Information reflects financial information, which gives effect to the execution of the Asset Purchase Agreement between Genotec Acquisition Corporation ("GAC") (a New Jersey corporation), a wholly owned subsidiary of MM2 Group, Inc ("MM2") (a New Jersey corporation), and Genotec Nutritionals, Inc. ("Genotec") (a Delaware corporation) in exchange for 10,000,000 shares of Class A Common Stock, no par value per share of MM2, valued at $200,000 and the assumption of certain debts of Genotec, excluding estimated transaction costs. The acquisition has been structured as an asset purchase by GAC. The Pro Forma Condensed Consolidated Financial Statements included herein reflect the use of the purchase method of accounting for the above transaction. Such financial information has been prepared from, and should be read in conjunction with, the historical audited financial statements of MM2 included in its Form 10-KSB filings, as well as in conjunction with Genotec's audited financial statements filed herein.

The following pro forma condensed consolidated financial statements are presented to illustrate the effects of the asset purchase and merger on the historical financial position and operating results of MM2 and Genotec. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2006 gives effect to the asset purchase and merger as if it had occurred on that date, and combines the respective balance sheets, as adjusted, at that date. The unaudited pro forma condensed consolidated statements of operations for the 12 months ended June 30, 2006 give effect to the asset purchase and merger as if it occurred at the beginning of the period presented and combines the respective statements of operations of MM2 and Genotec for the respective period.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the asset purchase and merger had been consummated on the indicated dates, nor is it necessarily indicative of future operating results. The pro forma adjustments are based on information available at the time of this filing. Changes in the ultimate purchase price based on future operating performance are not reflected in these pro forma financial statements.

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

                                 MM2 GROUP, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                                                                            AS OF JUNE 30, 2006
                                                        ---------------------------------------------------------------
                                                         MM2 Group,      Genotec         Pro Forma          Pro Forma
                                                             Inc       Nutritionals     Adjustments         Combined
                                                        ---------------------------------------------------------------
                                     ASSETS
                                     ------
Cash                                                       $504,598         $2,092         ($2,092)  a        $504,598
Accounts Receivable                                               -        111,258               -   b         111,258
Inventory                                                         -         21,050               -   b          21,050
Prepaid expenses                                            131,416              -               -             131,416
                                                        -------------------------------------------     ---------------
  Total Current Assets                                      636,014        134,400          (2,092)            768,322
                                                        -------------------------------------------     ---------------

Fixed assets, net                                             3,416              -               -               3,416

Goodwill                                                          -              -         270,117   c         270,117
Deposits & Other assets                                           -          3,183               -   b           3,183
                                                        -------------------------------------------     ---------------
  Total Other Assets                                              -          3,183         270,117             273,300
                                                        -------------------------------------------     ---------------

Total Assets                                               $639,430       $137,583        $268,025          $1,045,038
                                                        ===========================================     ===============

                                   LIABILITIES
                                   -----------

Accounts payable & accrued liabilities                     $181,280       $205,608              $0   b        $386,888
Due to related parties                                      468,055        164,021        (164,021)  a         468,055
Convertible debentures                                    1,250,000              -               -           1,250,000
Warrant liability                                         1,005,004              -               -           1,005,004
                                                        -------------------------------------------     ---------------
  Total Liabilities                                       2,904,339        369,629        (164,021)          3,109,947

                              STOCKHOLDERS' DEFICIT
                              ---------------------

Capital stock - Class A Common                                1,000          1,000         199,000  ad         201,000
Capital stock - Class B Common                                1,000              -               -               1,000
Additional Paid in Capital                                  750,000              -               -             750,000
Accumulated Deficit                                      (3,016,909)      (233,046)        233,046   a      (3,016,909)
                                                        -------------------------------------------     ---------------
  Total Stockholders' Deficit                            (2,264,909)      (232,046)        432,046          (2,064,909)
                                                        -------------------------------------------     ---------------

Total Liabilties & Stockholders' Deficit                   $639,430       $137,583        $268,025          $1,045,038
                                                        ===========================================     ===============

    The accompanying notes are an integral part of these pro forma condensed consolidated financial statements

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

                                 MM2 GROUP, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                                                                    FOR THE 12 MONTHS ENDED JUNE 30, 2006
                                                        ---------------------------------------------------------------
                                                         MM2 Group,      Genotec         Pro Forma          Pro Forma
                                                             Inc       Nutritionals     Adjustments         Combined
                                                        ---------------------------------------------------------------
Sales, net                                                         -       $803,057               -           $803,057

Cost of Sales                                                      -        471,369               -            471,369
                                                        --------------------------------------------    ---------------

Gross Profit                                                       -        331,688               -            331,688
                                                        --------------------------------------------    ---------------

General and Administrative Expenses
  General and administrative expenses                        761,197        305,608         125,741  e       1,192,546
  Depreciation & amortization                                    886              -               -                886
                                                        --------------------------------------------    ---------------
  Total General and Administrative Expenses                  762,083        305,608         125,741          1,193,432
                                                        --------------------------------------------    ---------------

Income (Loss) from Operations                               (762,083)        26,080        (125,741)          (861,744)
                                                        --------------------------------------------    ---------------

Other Expense
  Interest expense (net)                                     119,484              6               -            119,490
  Liquidated damages                                          25,000              -               -             25,000
  Amortization of discount on debt conversion                500,000                                           500,000
  Write-off of deferred financing costs                    1,005,004         35,000               -          1,040,004
                                                        --------------------------------------------    ---------------
Total Other Expense                                        1,649,488         35,006               -          1,684,494
                                                        --------------------------------------------    ---------------

(Loss) before Income Taxes                                (2,411,571)        (8,926)       (125,741)        (2,546,238)

Provision for Income Taxes                                         -              -               -  f               -
                                                        --------------------------------------------    ---------------

Net (Loss)                                               ($2,411,571)       ($8,926)      ($125,741)       ($2,546,238)
                                                        ============================================    ===============

Net loss per share - basic & diluted                                                                           $ (0.02)
                                                                                                        ===============
Shares used in computing loss per share - basic                                                      g     133,315,251
                                                                                                        ===============

    The accompanying notes are an integral part of these pro forma condensed consolidated financial statements

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

                                 MM2 GROUP, INC.
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - GENERAL

The Company has recorded total consideration of $200,000 for the Genotec acquisition. This consideration has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed according to their respective fair values, with the excess purchase consideration being allocated to goodwill at the closing of the transaction. The acquisition was completed on September 21, 2006. The following table shows the components of total consideration:

         Common stock                                        $  200,000
                                                             ----------
         Total consideration                                 $  200,000
                                                             ==========

In accordance with SFAS 141, Business Combinations, the total purchase consideration of $200,000 has been allocated to the assets acquired and liabilities assumed, including identifiable intangible assets, based on their respective fair values at the date of acquisition. Such allocation resulted in goodwill of approximately $270,117. Goodwill is not expected to be deductible for income tax purposes.

A preliminary purchase price allocation, which is subject to change based upon MM2's final analysis, is as follows:

         Accounts receivable                                 $  111,258
         Inventory                                               21,050
         Security deposit                                         3,183
                                                             ----------
         Total assets acquired                                  135,491
         Less: liabilities assumed                             (205,608)
                                                               ---------
         Fair value of assets acquired                          (70,117)
         Goodwill                                               270,117
                                                                -------
         Total consideration                                 $  200,000
                                                             ==========


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

NOTE 2 - SUMMARY OF PRO FORMA ADJUSTMENTS

The pro forma adjustments included in the pro forma condensed consolidated financial statements for the 12 months ended June 30, 2006 are as follow:

a)   Eliminate the accounts not acquired in the Asset Purchase Agreement;

b) Assets acquired and liabilities assumed pursuant to the Asset Purchase Agreement;

c)   Goodwill on the net purchase price;

d) Issuance of 10,000,000 shares of MM2 Class A Common Stock to Genotec shareholders;

e) Difference between current salaries and proposed salaries for Genotec principals, plus payroll taxes;

f)   No tax benefit in acquisition; and

g) Adjusted average shares outstanding giving effect to issuance of shares to Genotec shareholders.

NOTE 3 - PRO FORMA DILUTIVE EARNINGS PER SHARE

As a result of the net loss reported for the periods presented on a pro forma condensed consolidated basis, common share equivalents were not considered in the diluted earnings per share calculation because their effect would have been anti-dilutive.


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